EXHIBIT (b)

Rule 30a-2(b) CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code): Each of the undersigned officers of Wilmington Funds (the Trust), do hereby certify, to such officer’s knowledge, that:

(1)	the Trust’s report on Form N-CSR for the period ended June 30, 2012 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: August 17, 2012

/s/ Richard J. Berthy
Name:	Richard J. Berthy
Title:	Principal Executive Officer

Dated: August 17, 2012

/s/ Guy Nordahl
Name:	Guy Nordahl
Title:	Principal Financial Officer